Exhibit 4.25

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE LIMINAL BIOSCIENCES INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO LIMINAL BIOSCIENCES INC. IF PUBLICLY DISCLOSED.

MASTER ServIces AGREEMENT

THIS MASTER SERVICES AGREEMENT is entered into as of this 15th day of May, 2015 (the “Effective Date”), by and between ProMetic Life Sciences, Inc. (“CUSTOMER”), having an address at 440 Armand-Frappier Boulevard, Suite 300, Laval, Quebec, H7V 4B4, Canada, and Cangene Corporation doing business as Emergent BioSolutions (“EMERGENT”), an Ontario corporation having an address at 155 Innovation Drive, Winnipeg, Manitoba, R3T 5Y3 Canada, with respect to the following:

RECITALS

WHEREAS, CUSTOMER is in the business of developing and commercializing drug products, specifically plasma-derived proteins extracted from human donor plasma using Customer’s proprietary PPPS™ technology;

WHEREAS, EMERGENT is in the business of developing and manufacturing products derived from human donor plasma;

WHEREAS, CUSTOMER wishes to engage Emergent to perform Services (as hereafter defined) using EMERGENT’s Manufacturing Facility (as hereafter defined) and Customer’s proprietary PPPS technology in order to expand CUSTOMER’s processing capacity for the Products (as hereafter defined);

WHEREAS EMERGENT is willing to perform such Services as requested by CUSTOMER and agreed to by EMERGENT from time to time;

WHEREAS, CUSTOMER and EMERGENT desire to enter into this Agreement in order to establish the terms and conditions under which EMERGENT will perform the Services relating to the Products (as hereafter defined); and

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

All references to particular Exhibits, Sections and Articles, shall mean the Exhibits to, Sections of, and Articles of, this Agreement, unless otherwise specified.  For the purposes of this Agreement, the following words and phrases shall have the following meanings.

1.1“2015 Forecast” has the meaning set forth in Section 4.1.1.

1.2“Affiliate” means, with respect to either Party, any present or future legal entity that, directly or indirectly through one or more intermediate legal entities, controls, is controlled by, or is under common control with such Party. For purposes of this definition, “Control” means (i) more than fifty percent (50%) of the outstanding voting stock of a corporation, (ii) more than fifty percent (50%) of the equity of a limited liability company, partnership or joint venture, (iii) a general partnership interest in a partnership or joint venture, or (iv) the power, direct or indirect, to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting equity interests in the entity, through contract or otherwise.

1.3“Additional Personnel” has the meaning set forth in Section 4.1.3(b).

1.4“Additional Services” means services requested by the CUSTOMER under this Agreement other than the Base Manufacturing Services (which could include any or all of the Non-Bulk Manufacturing Services).

1.5“Additional Time” has the meaning set forth in Section 4.1.3(b).

1.6“Agreement” means this Master Services Agreement, including any exhibits and schedules.

1.7 “Applicable Laws” means [***]

1.8“Applicable Taxes” has the meaning set forth in Section 6.6.

1.9“Arbitrator Panel” has the meaning set forth in Section 13.7.

1.10“Arising Inventions” means any and all improvements and inventions (whether or not patentable) made by either Party during the term of this Agreement and arising out of the performance of the Services or that are otherwise related thereto.  For clarity, inventions made by either Party during the term of this Agreement that do not arise out of the provision of services or the collaborative work of the parties related to the provision of the Services shall not be Arising Inventions.

1.11“Background Emergent IP” means any and all Intellectual Property rights owned or controlled by EMERGENT and its Affiliates as of the Effective Date, including its rights in its Confidential Information.

1.12“Background Customer IP” means any and all Intellectual Property rights owned or controlled by CUSTOMER and its Affiliates as of the Effective Date, including inter alia, CUSTOMER’s Technology, Products and its rights in its Confidential Information.

1.13“Base Manufacturing Services” means [***].

1.14“Base Personnel” means [***]

1.15“Base Personnel Allocation” means [***]

1.16“Batch” means [***]

1.17“Batch Record” means [***]

1.18 “Bulk Manufacturing Services” mean [***]

(i) (ii) [***]

(iii) [***]

(iv) {***]

(v) [***]

(vi) [***]

(vii) [***]

(viii) [***]

(ix) [***]

(x) [***]

(xi) [***]

[***]

1.19“CDE PM Program” has the meaning set forth in Section 4.8.

1.20“Certificate of Analysis” means the document for each Batch of the Product prepared by EMERGENT, reporting the results of testing conducted by EMERGENT.

1.21 “CFR” means the United States Code of Federal Regulations.

1.22“Confidential Information” means any non-public information, technical data, trade secrets or know-how, including, but not limited to, that which relates to research, products, services, customers, markets, software, developments, inventions, processes, standard operating procedures, designs, drawings, engineering, marketing, contracts, pricing or finances.  “Confidential Information” does not include information, technical data or know-how that (i) prior to or after the time of disclosure, becomes part of the public knowledge, not as a result of any inaction or action of the Receiving Party; (ii) is approved by the Disclosing Party, in writing, for release; (iii) was received by the Receiving Party from a third party having a right to disclose it and which was not subject to an obligation of confidentiality owed to the third party at the time of disclosure; (iv) is developed by or for the Receiving Party independently of disclosures hereunder, as shown by written records; or (v) the Receiving Party is compelled to disclose by a court or tribunal of competent jurisdiction.

1.23 “[***]” has the meaning set forth in Section 13.6.2.

1.24“Covered Transaction” has the meaning set forth in Section 13.6.1.

1.25“Current Good Manufacturing Practices” or “GMP” or “cGMP” means current good manufacturing practice and pharmaceutical industry standards as provided for (and as amended from time to time) in Part C, Division 2 of the Food and Drug Regulations (Canada) and in the U.S. Code of Federal Regulations Title 21 (21 CFR §§ 210 and 211).

1.26“Customer Arising IP” has the meaning set forth in Section 10.9.

1.27“Customer Dedicated Equipment” has the meaning set forth in Section 4.6.

1.28“Customer-Provided Materials” has the meaning set forth in Section 4.3.

1.29“Customer’s Technology” means the following technology:

(i) any one of the [***]

(ii) [***]

(iii) [***]

(iv) [***]

(v) [***]

(vi) [***]

1.30“Development Activities” [***]

1.31 “Disclosing Party” means a Party to this Agreement who discloses Confidential Information to the other Party to this Agreement.

1.32“Effective Date” has the meaning set forth in the Preamble.

1.33“Emergent Arising IP” has the meaning set forth in Section 10.9.

1.34“[***]” has the meaning set forth in INCOTERMS 2010.

1.35“FDA” means the United States Food and Drug Administration.

1.36“Forecast” shall mean the 2015 Forecast, the Initial 24 Month Forecast and/or each Rolling Forecast, as the context requires.

1.37“FTE Cost” has the meaning set forth in Section 6.3.1.2.

1.38“Governmental Authority” means any (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any duly authorized court or other tribunal, including an arbitral tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing power of any nature.

1.39“Health Canada” means the department of the Government of Canada with responsibility for national public health.

1.40“[***]” has the meaning set forth in Section 13.6.1.

1.41“Impairment” has the meaning set forth in Section 7.4.1.

1.42“Indemnified Party” has the meaning set forth in Section 9.3.1.

1.43“Indemnifying Party” has the meaning set forth in Section 9.3.1.

1.44“Initial 24 Month Forecast” has the meaning set forth in Section 4.1.2.

1.45“Initial Term” has the meaning set forth in Section 11.1.

1.46“Insolvency/Bankruptcy Event” shall be deemed to have occurred if a Party: (a) voluntarily consents to an order for relief by filing a petition for relief under any bankruptcy or insolvency laws of any jurisdiction; (b) seeks, consents to or does not contest the appointment of a receiver, custodian or trustee for itself or for all or any part of its property; (c) files a petition seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of any competent jurisdiction; (d) admits in writing that it is generally not paying its debts as those debts become due; (e) gives notice to any governmental body of insolvency or pending insolvency; (f) suspends material business operations; (g) becomes “Insolvent” as that term is defined under applicable fraudulent transfer or conveyance laws or comparable foreign laws; or (h) makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors.

1.47“Intellectual Property” or “IP” means all intellectual property rights, anywhere in the world, including rights to (i) inventions (whether patentable or not, and whether or  not reduced to practice), and all improvements thereto; (ii) patents and patent applications, including any patents issued from such applications and any divisions, continuations, continuations-in-part, re-issues, re-examinations, patents of addition, extensions and foreign counterparts to any of the foregoing; (iii) copyrights; (iv) designs and industrial designs; (v) trademarks, service marks, logos, trade names and corporate names, together with all adaptations, translations, derivations, and combinations thereof (including all goodwill associated therewith); (vi) Confidential Information, including know-how and trade secrets; (vii) integrated circuit topographies; and (viii) any applications for the registration and protection of any of the foregoing;

1.48"Laws" means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Governmental Authority;

1.49“Lawsuit” has the meaning set forth in Section 8.4.

1.50“Lawsuit Related Claim” has the meaning set forth in Section 9.3.2.

1.51“Manufacturing” means [***]

1.52“Manufacturing Date” means [***]

1.53“Manufacturing Facility” means EMERGENT’s premises and equipment located [***] at 155 Innovation Drive, Winnipeg, Manitoba, R3T 5Y3 as well as all other related infrastructures located at 155 Innovation Drive, [***].

1.54“Master Batch Record” means a master production and control record containing a written description of the procedure to be followed for Manufacturing a Batch of Product including but not limited to a complete list of all active and inactive ingredients, components, weights and measures, descriptions of drug product containers, closures, packaging materials, and labeling and complete specifications for each, within the meaning of 21 CFR part 211.186, or its successor as in effect from time to time.

1.55“Material Terms” has the meaning set forth in Section 13.6.1.

1.56“Materials” means all raw materials and other items consumed during the performance of the Services, inactive ingredients, chemicals, folding cartons and/or shipping cartons as are otherwise necessary to be utilized in the Manufacturing and to meet the Specifications, [***].

1.57“Minimum Annual Payment” means [***]

1.58“MSDS” means Materials Safety Data Sheet.

1.59 “NAT” means nucleic acid testing.

1.60“Non-Bulk Manufacturing Services” means any and all services that do not qualify as Bulk Manufacturing Services, [***]

1.61“[***]” has the meaning set forth in Section 13.6.1.

1.62“[***]” has the meaning set forth in Section 13.6.1.

1.63“Parties” means EMERGENT and CUSTOMER collectively.

1.64“Party” means either EMERGENT or CUSTOMER.

1.65“Plasma” means human plasma collected from donors and treated in accordance with the requirements of the Quality Agreement.

1.66“Plasma Specifications” means the specifications and specific requirements with respect to the Plasma as set forth in Exhibit B attached hereto.

1.67“Product(s)” means the proteins extracted from Plasma using Customer’s proprietary PPPS™ technology, as further set forth in Exhibit C and as amended from time to time by the Parties in writing.

1.68“Project Manager” has the meaning set forth in Section 3.2.

1.69“[***]” has the meaning set forth in Section 13.6.1.

1.70“Prorated 2015 Reserved Time” has the meaning set forth in Section 4.1.1.

1.71“Purchase Commitment” has the meaning set forth in Section 6.9.

1.72“Purchase Order” means a document issued and signed by CUSTOMER, ordering Services from EMERGENT according to the provisions of this Agreement.  The Purchase Order will include (a) the Services being ordered pursuant to the applicable Statement of Work; (b) if applicable, the number of Batches ordered; (c) the date agreed upon for Services to be performed in accordance with a Statement of Schedule and any agreed target delivery dates; and (d) the agreed upon price for Additional Services to be performed pursuant to such Purchase Order.  If any terms or requirements are written onto the Purchase Order that are in addition to or in conflict with the Statement of Work, the Statement of Schedule or the terms of this Agreement, such additional or conflicting terms are of no force and effect and are superseded by the terms and requirements of this Agreement.

1.73“Quality Agreement” means the Manufacturing Quality Agreement between CUSTOMER and EMERGENT for the Products, which when fully executed will be attached hereto as Exhibit D, which specifies the respective responsibilities for quality control and quality assurance activities consistent with cGMPs with respect to the Manufacture of Product and with respect to Customer Provided Materials (including Plasma).

1.74“Quality Assurance Department” means the department within EMERGENT responsible for quality assurance matters.

1.75“Receiving Party” means a Party to this Agreement who receives Confidential Information from the other Party to this Agreement.

1.76“Regulatory Approvals” means [***]

1.77“Regulatory Authority” means Health Canada, the FDA, or any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, county, city or other political subdivision, domestic or foreign, that performs a function for such political subdivision similar to the function performed by Health Canada for Canada and the FDA for the United States.

1.78“Regulatory Materials” means regulatory applications, submissions, notifications, registrations, Regulatory Approvals and/or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to study, manufacture, market, distribute, sell and/or import a Product in a particular country or jurisdiction of the Territory.

1.79“Regulatory Standards” [***]

1.80“Release Date” means the date on which all Release Documents have been signed by EMERGENT and submitted to CUSTOMER in accordance with Section 5.3 and the Product is ready to be shipped.

1.81“Release Documents” means the following documents: (a) EMERGENT’s Certificate of Analysis for each Batch of Product, and (b) such other documents deliverable by EMERGENT in connection with release of Product as specified in the Quality Agreement.

1.82“Renewal Term” has the meaning set forth in Section 11.1.

1.83“Representative” has the meaning set forth in Section 10.1.

1.84“Reserved Time” means [***]

1.85“[***]” has the meaning set forth in Section 13.6.2

1.86“[***]” has the meaning set forth in Section 13.6.2.

1.87“[***]” has the meaning set forth in Section 13.6.1.

1.88“[***]” has the meaning set forth in Section 13.6.1.

1.89“[***]” has the meaning set forth in Section 13.6.1.

1.90 “Rolling Forecast” has the meaning set forth in Section 4.1.2.

1.91“Services” means the Base Manufacturing Services and Additional Services as set forth in a Statement of Work;

1.92“Shipping Specifications” has the meaning set forth in Section 5.1.

1.93“Specifications” means (a) the Product specifications as set forth in the Master Batch Record and (b) the Shipping Specifications.

1.94“Statement of Work” means a binding written work order, accepted in writing by both Parties and setting forth the scope of Services to be performed by EMERGENT, substantially in the form set forth in Exhibit X hereto.

1.95 “Statement of Schedule” means a binding written document, mutually accepted in writing by both Parties, which lays out the specific dates upon which Services will be conducted, substantially in the form set forth in Exhibit Y hereto.

1.96“Tech Transfer Activities” means [***]

1.97“Term” has the meaning set forth in Section 11.1.

1.98“Territory” means the world.

1.99“Transferred Assets” has the meaning set forth in Section 13.6.1.

ARTICLE II
GENERAL TERMS

2.1Master. This Agreement is intended to serve as the framework for the Parties to contract for Services associated with multiple Products.

2.2Manufacturing Location.  Subject to the terms and conditions of this Agreement, EMERGENT agrees that it shall perform Services at the Manufacturing Facility.

2.3Master Batch Record.  EMERGENT shall prepare and maintain a Master Batch Record for each Product.  Each Master Batch Record shall be submitted by EMERGENT to CUSTOMER for review and approval and EMERGENT will not commence Manufacturing until the CUSTOMER gives its approval signature on the Master Batch Record for such Product.  EMERGENT will not make any changes to an approved Master Batch Record without obtaining CUSTOMER’s prior written approval.

2.4Import and Export.  [***]

2.5Regulatory Filings and Inspections/Audits.   [***]

ARTICLE III
SERVICES

3.1Services. EMERGENT shall perform the Services in accordance with the terms of this Agreement and the Master Batch Record, if applicable. [***]

3.2Project Management.  CUSTOMER will keep EMERGENT informed with respect to the continued development of the Products. Each Party shall appoint one contact person to serve as their project manager (the “Project Manager”) to receive all project management related communications pursuant to this Agreement and manage all aspects of the relationship, including Development Activities, Tech Transfer Activities, Manufacturing and regulatory status and timelines.  [***]

ARTICLE IV
PURCHASE AND SUPPLY

4.1Purchases.

4.1.12015 Forecast.  [***]

4.1.2Initial [***] & Rolling Forecasts.  [***]

4.1.3[***] Forecasts.

(a)Within [***]of submission of the Initial 24 Month Forecast and each Rolling Forecast, the Parties shall discuss and mutually agree in writing, via a Statement of Work, on the scope of Services to be performed by EMERGENT during the [***]

Identifying & Performing Additional Services.   [***] of submission of a Forecast, the Parties will assess [***] (c)Within [***]of both Parties signature of each Statement of Work entered into by the Parties pursuant to (a) above, the Parties shall discuss and mutually agree in writing, via a Statement of Schedule, upon the schedule for the Services to be performed [***] (d)Months [***]of each Rolling Forecast are for information and planning purposes only and are non-binding on both Parties.

4.1.4[INTENTIONALLY LEFT BLANK]

4.1.5[***]4.1.6Statements of Work & Purchase Orders. All Services must be memorialized in a Statement of Work and if applicable, a Statement of Schedule. Once the Parties have signed a Statement of Work and, if applicable a Statement of Schedule, CUSTOMER shall issue a Purchase Order(s) for the Services covered by a Statement of Work and, if applicable, such Statement of Schedule.

4.2Underutilization and Cancellation.

4.2.1[***]4.2.2[***]4.2.3Cancellations.  CUSTOMER shall provide written notice to EMERGENT of its intent to cancel Services set forth in a Statement of Work and/or scheduled in a Statement of Schedule, (such notice a “Cancellation Notice”) as soon as reasonably practicable.  In the event of a change to or cancellation of Services, [***]

4.3 CUSTOMER-Provided Materials.  [***]

4.4 Manufacturing.  EMERGENT shall Manufacture the Product and perform the Services at the Manufacturing Facility in accordance with the Master Batch Record, any and all Applicable Laws, cGMPs, and the Quality Agreement.  Once approved by CUSTOMER as final, EMERGENT shall not make any changes to the Master Batch Record without the prior written approval of CUSTOMER.  The Product shall not be Manufactured and the Services shall not be performed at a facility other than at the Manufacturing Facility without the prior written consent of CUSTOMER.  [***]

4.5Timing of Manufacturing.  [***]

4.6Purchase of Customer Dedicated Equipment.  [***]

4.7Ownership and Use of Customer Dedicated Equipment.  [***]

4.8Customer Dedicated Equipment Preventive Maintenance Program

.   EMERGENT and CUSTOMER shall develop and implement by mutual agreement, a preventive maintenance program, [***], for the Customer Dedicated Equipment (the “CDE PM Program”). [***]The CDE PM Program will be designed in compliance with Applicable Laws, the Quality Agreement, and any other written understanding mutually agreed upon between the Parties.  Except for the qualification, validation and calibration in connection with the Tech Transfer Activities which are part of the Bulk Manufacturing Services, the CDE PM Program shall be considered Non-Bulk Manufacturing Services and the fees for the CDE PM Program shall be set forth in Exhibit F. EMERGENT shall maintain an inventory of spare parts for such Customer Dedicated Equipment, as mutually agreed by the Parties as part of the CDE PM Program and paid for by the CUSTOMER.

4.9Removal

of Customer Dedicated Equipment. [***]

ARTICLE V

PRODUCT RELEASE; STORAGE

5.1Shipping Specifications.  [***], EMERGENT will provide CUSTOMER with proposed specifications for packaging and shipping the Product (including any technical and controlled-temperature requirements for delivery of the Product provided by CUSTOMER), which specifications will become effective upon written acceptance by CUSTOMER (“Shipping Specifications”).

5.2General Labeling.  To the extent the Services include Product labeling, CUSTOMER shall provide EMERGENT with labeling specifications which shall include, but not be limited to [***]. To the extent CUSTOMER’s labeling specifications include any trademark or service mark of CUSTOMER, [***]  All labeling specifications submitted by CUSTOMER shall comply with all applicable Regulatory Standards.  EMERGENT shall not affix any other labeling to the Product, except with the prior written approval of CUSTOMER. Notwithstanding EMERGENT’s acceptance of CUSTOMER’s labeling specifications, [***]

5.3Release Documents.  [***], EMERGENT shall prepare the Release Documents specific to each Batch of Product, and shall submit them [***]to CUSTOMER or CUSTOMER’s designated representatives [***] Release Documents as specified in the Quality Agreement and applicable Materials and CUSTOMER-Provided Materials test results and results of environmental monitoring [***] Each shipment of Product will be accompanied by the Release Documents, as required under the Quality Agreement, including a Certificate of Analysis or, as applicable, a Material Safety Data Sheet, attesting to the compliance of each Batch with all Specifications.  CUSTOMER shall be responsible for the final release of Product for use in a clinical trial and/or commercial sale.

5.4Storage, Use and Segregation of Plasma, CUSTOMER-Provided Materials, and Product.  EMERGENT shall label and store all Plasma, CUSTOMER-Provided Materials, and Product in its possession from the time of delivery to EMERGENT at the Manufacturing Facility or upon completion of Manufacture, until delivery of the Product to the carrier designated by CUSTOMER in accordance with this Article V, all Regulatory Standards, and any storage instructions provided by CUSTOMER.  EMERGENT shall ensure that all Plasma, CUSTOMER-Provided Materials and stocks of Product are clearly identified as CUSTOMER property and kept separate and distinguished from stocks and supplies held by EMERGENT in connection with manufacturing or packaging for itself or its other customers.  EMERGENT shall store or otherwise dispose of Product, Plasma and/or CUSTOMER-Provided Materials pursuant to CUSTOMER’s written instructions; provided however, that EMERGENT may dispose of Product, Plasma and/or CUSTOMER-Provided Materials pursuant to Section 5.6 below.

5.5Storage Fee. Subject to the adjustments set forth in this Section 5.5 and any applicable adjustments pursuant to Section 6.8, [***]Disposal and/or Maintenance of Plasma, Product and Customer Provided Materials. Except as necessary for Manufacturing or as otherwise required under this Agreement, EMERGENT shall not dispose of any Plasma, CUSTOMER-Provided Materials or Product in any form or at any stage of Manufacturing or thereafter without the prior written approval of CUSTOMER.  EMERGENT shall maintain and keep complete and accurate documentation of all validation data, stability testing data, Batch Records, quality control and laboratory testing and any other data required under cGMPs in compliance with Applicable Laws and EMERGENT’s standard operating procedures.  Notwithstanding the foregoing, EMERGENT may return or destroy Plasma, CUSTOMER-Provided Materials, Product, and/or documentation in accordance with Applicable Laws in the event that [***], provided that EMERGENT has given CUSTOMER written notice of its intent to dispose of such items, [***]

ARTICLE VI

PRICE & TERMS OF PAYMENT

6.1Minimum Annual Payment.  [***]

6.2Adjustments to the Minimum Annual Payment.  [***]

6.2.1[***]

6.2.2[***]

6.3Pricing Additional Services.

6.3.1e: [***]

6.3.1.1[***]

6.3.1.2[***]

6.3.1.3[***]

6.3.2[***]

6.4The price for all Services is exclusive of all:

(i)Applicable Taxes, pursuant to Section 6.6 below,

(ii)[***]

(iii)[***]

6.5Invoices. [***] Payments shall be rendered by CUSTOMER within thirty (30) days from the invoice issuance date.  If an undisputed payment is not paid in full in accordance with this Agreement, CUSTOMER shall pay interest on such amount in default at a monthly rate of [***].

6.6Applicable Taxes. Any payment due under this Agreement by the CUSTOMER to EMERGENT is exclusive of taxes, including without limitation, any goods and services tax, sales tax, value added taxes, turnover taxes, and/or any other taxes, duties, or levies, including any related interest and penalties that may relate to the Services provided hereunder ("Applicable Taxes"). Applicable Taxes will be added to the invoice amount and will be for the account of and reimbursable to EMERGENT by the CUSTOMER.

6.7[***].  All prices are [***]

6.8[***]

6.9Purchase Commitment.  CUSTOMER agrees that:

(i)during each calendar year between [***], the aggregate of the Minimum Annual Payment and amount invoiced to CUSTOMER for Additional Services performed during such calendar year,  shall total [***]; and

(ii)during each calendar year between [***], the aggregate of the Minimum Annual Payment and amount invoiced to CUSTOMER for Additional Services performed during such calendar year, shall total [***]

In the event that CUSTOMER does not achieve its purchase commitment as set forth above in any particular calendar year (the “Purchase Commitment(s)”), and such failure is not directly caused by: (a) wrongful acts or omissions of EMERGENT or acts or omissions of EMERGENT in breach of this Agreement; (b) EMERGENT’s failure to accommodate Additional Services during the Reserved Time pursuant to Section 4.1.3(b); (c) a change to a Statement of Work, a Statement of Schedule or to a target delivery date that was requested by EMERGENT or a delay in the performance of the Services that is caused by EMERGENT’s acts or omissions; (d) EMERGENT failing to perform its obligations under this Agreement (including if such failure is the result of or caused by an event of force majeure under Section 13.16(a))  [***]; and/or (e) a failure by EMERGENT to maintain all necessary licenses and permits required to be held by EMERGENT for the cGMP manufacturing of the Products and performance of the Services, then within [***] after the end of the calendar year in question, EMERGENT shall provide CUSTOMER with written notice of the shortfall payment. [***]

ARTICLE VII

DELIVERIES, INSPECTION, & ACCEPTANCE

7.1Delivery.  EMERGENT and CUSTOMER will mutually agree in writing, via the Statement of Schedule, [***], for each Product when the Parties have sufficient data to reasonably determine such dates, but in any event, for commercial Product, [***]  Product shall be delivered [***]  EMERGENT shall provide CUSTOMER with at least five (5) business days advance notice of the anticipated delivery date.  EMERGENT shall deliver the Product or cause the Product to be [***].  Each delivery of the Product shall be accompanied by an EMERGENT Certificate of Analysis for Product, a bill of lading prepared by EMERGENT, a MSDS (“Material Safety Data Sheet”), and any other documents required by the Quality Agreement, Regulatory Standards or Regulatory Authorities within the Territory or reasonably requested by CUSTOMER.

7.2Risk of Loss & Title.  Title to, ownership of and risk of loss with respect to all Product delivered hereunder shall pass from EMERGENT to CUSTOMER [***].  For clarity, if shipment is delayed upon the request of CUSTOMER, [***]. Title to, ownership of, [***]CUSTOMER-Provided Materials and Customer Dedicated Equipment shall remain at all times vested in CUSTOMER.

7.3Delivery Loss.  [***]

7.4Damaged or Defective Product.

7.4.1Inspection and Notification Time Limits. CUSTOMER shall inspect all shipments of Product for proper labeling, packaging and count [***].  CUSTOMER shall notify EMERGENT in writing [***]of any loss of or damage to the Product, including partial loss, damage, or non‑receipt of any separate part of a shipment or of any defective Product (each an “Impairment”). If an Impairment is not immediately evident to CUSTOMER within [***]period set forth above (i.e. a latent defect), such notification by CUSTOMER to EMERGENT shall be made within [***] discovery of such Impairment by CUSTOMER [***].  Notification by CUSTOMER to EMERGENT of an entire non‑shipment shall be made within [***], or within such other period as may be agreed upon in writing between the Parties.

7.4.2Investigation of Impairment. In any case where CUSTOMER provides EMERGENT with a notice in respect of an Impairment in accordance with Section 7.4.1, CUSTOMER shall provide EMERGENT with a reasonable opportunity to inspect and/or test such Product. In the event that CUSTOMER does not notify EMERGENT of any Impairment within the notification periods set forth in Section 7.4.1 CUSTOMER will be deemed to have accepted the applicable Products.

7.4.3Testing for Compliance with Specifications. In the event of any dispute as to whether the Product fails to conform to the warranties in Section 8.2 by reason of non-compliance with the Specifications, such Product shall be tested for conformance with the applicable Specifications by an independent testing organization mutually acceptable to both Parties which analysis shall be binding on CUSTOMER and EMERGENT solely for the purpose of determining whether such Product complies with the Specifications.   The non-prevailing Party will pay for the costs associated with the independent testing.  CUSTOMER shall not under any circumstances dispose of any Product claimed by CUSTOMER or determined by independent testing organization to be non-compliant with the applicable Specifications, without EMERGENT’s prior written consent.  All or part of any delivery of Product determined to be non-compliant with the applicable Specifications shall be held by CUSTOMER for disposition by EMERGENT, at EMERGENT’s expense.

7.4.4Replacement of Defective Services. If: (i) any portion of the Product or Services fails to conform to the warranties set forth in Section 8.2 [***] and (iii) CUSTOMER provides the notice required under Section 7.4.1., [***]

ARTICLE VIII
REPRESENTATIONS & WARRANTIES

8.1Warranties by both Parties. Each Party represents, warrants and covenants that:

8.1.1it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, to conduct its business as currently conducted and to enter into this Agreement, and to consummate the transactions contemplated by this Agreement;

8.1.2neither the execution, delivery nor performance of this Agreement by such Party violates or conflicts with, or will violate or conflict with, any provision of such Party’s organizational or governing documents or instruments, nor are there any inconsistencies, to the best of such Party’s knowledge, between the terms of this Agreement and any of such Party’s obligations to third parties or under Applicable Law,[***];

8.1.3the execution, delivery and performance of this Agreement has been duly authorized by such Party’s appropriate authorizing authority or other applicable governing body and by any other necessary corporate or other legal actions of such Party, and this Agreement constitutes the valid and binding obligation of such Party, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally;

8.1.4[***]

8.1.5neither it, nor any of its employees or representatives, has or shall have, directly or indirectly, an agreement or arrangement with any official, employee, or representative of any government or government agency, or any political party under which such official, employee, or representative, or political party shall receive anything of value, whether monetary or otherwise, as a result of any actual or contemplated sale of any Product.

8.2Additional Warranties by EMERGENT.  [***]

8.3Additional Warranties by CUSTOMER.  CUSTOMER warrants that a) [***]it supplies to EMERGENT will comply with the specifications and requirements, including without limitation [***]

8.4[***]

(a)[***]

(b)[***]

(c)  [***]

   [***]

8.5Disclaimer of Warranties.  [***]

ARTICLE IX
INDEMNITIES / LIMITATION ON LIABILITY

9.1Indemnification by EMERGENT.  EMERGENT shall indemnify and defend CUSTOMER, its Affiliates and their respective  directors, officers, employees, and agents, from and against any and all losses, damages, costs and expenses (including without limitation reasonable attorneys’ fees and expenses), arising out of claims by third parties as a result of (a) [***]

9.2Indemnification by CUSTOMER. CUSTOMER will indemnify and defend EMERGENT, its Affiliates and their respective directors, officers, employees, and agents, from and against any and all losses, damages, costs and expenses (including without limitation reasonable attorneys’ fees and expenses) arising out of claims by third parties as a result of (a) [***]

9.3Conditions.

9.3.1Promptly after a Party (the “Indemnified Party”) obtains knowledge of the existence or commencement of any claim or proceeding, such Indemnified Party will notify the other Party (the “Indemnifying Party”) of such claim or proceeding in writing; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced thereby.  The Indemnifying Party will assume the defense and settlement of such claim or proceeding with counsel reasonably satisfactory to the Indemnified Party at the Indemnifying Party’s sole risk and expense; provided, however, that the Indemnified Party (a) may join in the defense and settlement of such claim or proceeding and employ counsel at its own expense, and (b) will reasonably cooperate with the Indemnifying Party in the defense and settlement of such claim or proceeding.  The Indemnifying Party may not settle any claim or proceeding without the Indemnified Party’s written consent, unless such settlement [***]

9.3.2[***]

(a)[***]

(b)[***]

[***].

9.4Limitation on Liability.

(a)NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR IT’S SUCCESSORS OR PERMITTED ASSIGNS, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, [***], WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, ANY OTHER LEGAL OR EQUITABLE THEORY OR OTHERWISE, EVEN IF ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.  [***]

(b)IN ADDITION TO THE FOREGOING AND NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY:

(i) [***]

(II)  [***]

(iiI) [***]

(iV) [***] (b) [***]

ARTICLE X
CONFIDENTIALITY AND INTELLECTUAL PROPERTY

10.1Confidentiality.  During the term of this Agreement and for a period of [***] following termination of this Agreement, the Receiving Party agrees not to use the Confidential Information disclosed to it by the Disclosing Party for any purpose except to carry out its obligations hereunder.  The Receiving Party will not disclose such Confidential Information to third parties or to the directors, officers, employees, auditors or financial or legal advisers of the Receiving Party or those of its Affiliates (“Representatives”), except to those Representatives who have a need to know such Confidential Information solely for the purposes of carrying out the Receiving Party’s obligations hereunder and only to the extent necessary for such purposes.  The Receiving Party agrees that it will take all reasonable steps to protect the secrecy of and avoid disclosure or misuse of the Confidential Information of the Disclosing Party in order to prevent it from falling into the public domain or the possession of unauthorized persons, including, without limitation, those steps that the Receiving Party takes to protect the confidentiality of its own confidential information which steps shall be no less than those required to satisfy a reasonable standard of care.  The Receiving Party agrees to notify the Disclosing Party in writing of any misuse or misappropriation of such Confidential Information of the Disclosing Party of which the Receiving Party becomes aware and to cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of the Confidential Information and prevent its future unauthorized use.

10.2Exception to Nondisclosure Obligation.  The Receiving Party may disclose Confidential Information as required by law, government or judicial order, or stock exchange listing standard, provided the Receiving Party gives the Disclosing Party prompt notice of such requirement so that the Disclosing Party may seek an appropriate protective order and complies with any such protective order (or equivalent) imposed on such disclosure.  If, in the absence of a protective order, the Receiving Party is nonetheless, in the opinion of its outside counsel, required by law, government or judicial order, or stock exchange listing standard, to disclose any Confidential Information, disclosure may be made only as to that portion of the Confidential Information which the Receiving Party is advised in writing by outside counsel as is legally required to be disclosed.  The Receiving Party will exercise its best efforts to obtain assurance that confidential treatment will be accorded any Confidential Information which it is legally required to disclose.

10.3Publicity.  Neither Party will, without the prior consent of the other Party, use the name of the other Party or any of its Representatives in any publicity, news release or advertising relating to this Agreement or the subject matter hereof, disclose to any other person the fact that Confidential Information of the other Party has been disclosed under this Agreement, or any of the terms, conditions, status or other facts with respect this Agreement, except as required by law or stock exchange listing standard and then only with prior notice as soon as possible to the other Party.

10.4Return of Materials.  Upon expiration or termination of this Agreement, or at any time upon request of the Disclosing Party, any Confidential Information which has been furnished by the Disclosing Party to the Receiving Party will, upon the request of the Disclosing Party, be promptly destroyed, except for documentation which must be retained by the Receiving Party to comply with laws or regulations, for archival purposes, and to otherwise prove compliance with the terms of this Agreement.  Upon request, the Receiving Party shall provide the Disclosing Party confirmation of destruction under this Section 10.4.

10.5No Rights Granted.  All Confidential Information is and shall remain the property of the Disclosing Party.  By disclosing Confidential Information to the Receiving Party, the Disclosing Party does not grant any express or implied right or license to the Receiving Party to or under the Disclosing Party’s patents, copyrights, trademarks, trade secret information or other intellectual property, except as set forth in Section 10.8 and Section 10.10.

10.6Rights and Remedies.  Each Party agrees that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information and thus, in addition to any other rights or remedies that may be available to it, the Disclosing Party shall be entitled to such injunctive or equitable relief that may be deemed proper by a court of competent jurisdiction.

10.7Respective Intellectual Property.  Each Party [***].  Subject to Sections 10.8 and 10.10, neither Party shall be entitled to use the other Party’s Intellectual Property for any purpose or in any manner other than as set forth in this Agreement and the Exhibits attached hereto.

10.8License.  During the term of this Agreement, CUSTOMER grants to EMERGENT a non‑exclusive and royalty-free license for EMERGENT to use CUSTOMER’s Background

Customer IP, and Customer Arising IP, solely for the performance of the Services by EMERGENT as contemplated under this Agreement and to comply with its obligations under the terms and conditions of this Agreement and the Exhibits attached hereto.

10.9Arising Inventions Ownership.

10.9.1Arising Inventions that constitute improvements or enhancements to or derivatives [***] (“Customer Arising IP”). EMERGENT shall promptly disclose any such Customer Arising IP and assign to CUSTOMER, without the payment of any additional compensation, EMERGENT’s entire right, title and interest in and to all Customer Arising IP.

10.9.2Except to the extent owned by CUSTOMER pursuant to Section 10.9.1 hereof, all Arising Inventions that: (i) constitute improvements to or derivatives of [***] (such inventions “Emergent Arising IP”). CUSTOMER shall promptly disclose any such Emergent Arising IP and assign to EMERGENT, [***], CUSTOMER’s entire right, title and interest in and to all EMERGENT Arising IP.

10.9.3Arising Inventions that are not otherwise owned by either CUSTOMER OR EMERGENT pursuant to Sections 10.9.1 or 10.9.2 respectively shall be owned by CUSTOMER.

10.10 License to Emergent Arising IP.  The aforementioned notwithstanding, EMERGENT hereby grants to CUSTOMER a [***]to use Emergent Arising IP solely to the extent useful to exploit the Products and related manufacturing processes thereof. [***]Notwithstanding the foregoing, nothing in this Agreement shall be construed as CUSTOMER granting, transferring or conveying any license to EMERGENT to exploit (including inter alia, develop, use or commercialize)  Background Customer IP or Customer Arising IP other than as solely required to perform the Services as contemplated in this Agreement, pursuant to the limited license in Section 10.8.

10.11Right to File for Protection.  Each Party shall be responsible for the preparation, prosecution (including, without limitation, any interferences, reissue proceedings, and reexaminations) and maintenance of its own intellectual property pursuant to Sections 10.7 and 10.9 at its sole cost and expense. Each Party agrees to cooperate so far as reasonably necessary, upon request of the other Party and at the requesting Party’s expense, to assist or enable the requesting Party to obtain or maintain any intellectual property under this Section 10.11 that belongs to such Party.

ARTICLE XI
TERM AND TERMINATION

11.1Term.  Unless terminated in accordance with the provisions of Section 11.2, the term of this Agreement shall commence on the Effective Date and continue for a period of [***] (the “Initial Term”).  The Initial Term of this Agreement [***].  The Initial Term and all Renewal Terms shall be referred to herein as the “Term”.

11.2Termination.   This Agreement may be terminated:

11.2.1by either Party immediately, in the event of an Insolvency/Bankruptcy Event with respect to the other Party;

11.2.2 by EMERGENT immediately, [***], upon written notice to CUSTOMER if CUSTOMER fails to pay EMERGENT in full any undisputed amount due and payable in connection with this Agreement within [***];

11.2.3by either Party [***], if the other Party has materially breached this Agreement and the breaching Party fails to cure such breach (a) within [***]after receipt of written notice thereof or (b) if such breach cannot be cured within such [***] period, within such period of time as is reasonable to cure such breach, so long as the breaching Party is diligently making efforts to cure such breach, but in no event more than [***] after receiving notice of such breach from the other Party; or

11.2.4by either Party, at any time after the [***]the Initial Term, on sixty (60) months written notice of termination to the other Party.

11.2.5by CUSTOMER pursuant to Section 13.6.2(b)(i) during the Term.  For clarity, such termination right may only be exercised [***]

11.2.6by CUSTOMER pursuant to and in accordance with Sections 13.16(d) or (e).

11.3Notwithstanding the above, in no event shall notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the Party giving notice of failure to pay or breach under Sections 11.2.2 or 11.2.3 may have as a consequence of such failure or breach.

11.4Obligations and Duties Upon Termination.

11.4.1Release from Duties. If this Agreement expires or is terminated, both Parties shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement.

11.4.2Treatment of Confidential Information. Upon termination, both Parties shall cease any further use of the Confidential Information disclosed to it by the other Party, and such Confidential Information will be returned or destroyed in accordance with Section 10.4.

11.4.3Outstanding Payment Obligations. Termination of this Agreement, for whatever reason, shall not affect the obligation of either Party to make any payments for which it is liable and which have become due and payable prior to or upon such termination.  Upon any termination of this Agreement, CUSTOMER shall be financially responsible for commitments made under this Agreement and [***]

ARTICLE XII
INSURANCE

12.1Product Liability Insurance.  CUSTOMER and EMERGENT each agree at its own expense and for the duration of this Agreement, to maintain product liability insurance coverage of at least [***].  CUSTOMER and EMERGENT will provide a Certificate of Insurance to the other upon request, and such coverage will remain in effect [***]

12.2Insurance; Liability to Third Persons.  EMERGENT and CUSTOMER each shall, at their own expense, obtain and thereafter maintain comprehensive general liability (bodily injury and property damage) insurance, with respect to their respective obligations under this Agreement. Each Party shall immediately give the other or its representative notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement.

ARTICLE XIII
MISCELLANEOUS

13.1Non-Exclusive Rights. CUSTOMER and its Affiliates may at any time contract with other parties for the manufacture of the Product and EMERGENT shall not have any exclusive rights to be the sole manufacturer of the Product.

13.2Independent Contractor.  EMERGENT shall at all times during the term of this Agreement be an independent contractor, maintaining sole and exclusive control over its personnel and operation.  It is understood that all work performed by EMERGENT under this Agreement, and the detailed manner and method of doing the same, shall be under the control of EMERGENT, CUSTOMER being interested only in the results obtained.  At no time will either EMERGENT or CUSTOMER hold itself out to be the agent, employee, lessee, sub-lessee, partner or joint venturer of the other, and it is further understood and agreed between the Parties that the full and exclusive relationship between them is that of an independent contractor.  Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship between the Parties other than that of an independent contractor.  Neither Party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.  EMERGENT and CUSTOMER agree not to use the name of or refer to, the other Party without prior written permission, in any public statements, whether oral or written, related to this Agreement except as required by law or stock exchange listing standards and then only with prior notice as soon as possible to the other Party.

13.3Product Complaints.  CUSTOMER or its Affiliates shall be responsible for the handling of all Product complaints, including those associated with Manufacturing and packaging.  EMERGENT shall reasonably cooperate in the investigation by CUSTOMER of Product complaints involving Manufacturing and packaging by EMERGENT as provided for in the Quality Agreement.

13.4Governing Law.  This Agreement shall be construed, and legal relations between the Parties hereto shall be determined, in accordance with the laws [***] applicable to contracts solely executed and wholly to be performed within [***]without giving effect to the principles of conflicts of laws.

13.5Assignment.  This Agreement shall be binding upon the successors and assigns of the Parties.  [***] Any purported assignment without a required consent shall be void.  No assignment shall relieve any Party of responsibility for the performance of any obligation, which accrued prior to the effective date of such assignment.

13.6	Restrictions.

13.6.1[***]

13.6.2[***]

(a) [***] (b)[***]

(i)	[***]
(ii)	[***]
(c)[***]

(d)[***]

(e)[***]

13.7Disputes.  Except with respect to disputes arising under Section 7.4 (which shall be resolved pursuant to Section 7.4.3, and disputes relating to pricing and/or payments, which shall be resolved pursuant to Sections 13.8 and 13.9), in the event of a dispute between the Parties:

(a)the Parties shall first shall attempt in good faith to find an amicable settlement to such dispute promptly by negotiations between representatives of CUSTOMER and EMERGENT who have authority to settle the controversy;

(b)

If, within [***]following the commencement of the discussions under Section 13.7(a), the Parties cannot settle such dispute, such dispute shall be solely and finally settled by arbitration, which shall be conducted in [***].  The Parties hereby agree that the award of the Arbitrator Panel shall be final and subject to no judicial review. Notwithstanding the foregoing, the Parties shall have the right to seek injunctive relief before the competent courts. The Arbitrator Panel shall conduct the proceedings pursuant to the Arbitration Rules of the Canadian Arbitration Association. All substantive questions of law shall be determined under the laws of [***] (without regard to the principles of conflict of laws of [***]).  Judgment on the award of the Arbitrator Panel may be entered into any court having jurisdiction over the Party against which enforcement of the award is being sought, and the Parties hereby irrevocably consent to the jurisdiction of any such court for the purpose of enforcing any such award. [***]

13.8Expedited [***]

13.8.1The Expert shall be chosen in accordance with Section 13.9.

13.8.2[***]

13.8.3[***]

13.9Expert Selection – Any matter which is to be determined by an Expert pursuant to Section 13.8, will be referred to a person suitably qualified to determine that matter who will be nominated by the Party seeking resolution of such dispute and approved by the other Party, such approval not to be unreasonably withheld, conditioned or delayed.  The Expert will act as an expert and not as an arbitrator and his terms of appointment will include:

13.9.1a requirement on the Expert to act fairly;

13.9.2unless otherwise agreed by the Parties, a requirement on the Expert to hold adequate professional indemnity insurance both then and for at least the period of statutory limitation following the date of his determination;

13.9.3confidentiality obligations reasonably acceptable to the Parties; and

13.9.4a commitment by the Parties to supply to the Expert all such assistance, documents and information as he may reasonably require for the purpose of his determination.

13.10[***]

13.11 Notice.  All notices or communication required or permitted to be given by either Party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail or sent by overnight courier, such as Federal Express, to the other Party at its respective address set forth below or to such other address as one Party shall give written notice of to the other from time to time hereunder.  Mailed notices shall be deemed to be received on the third business day following the date of mailing.  Notices sent by overnight courier shall be deemed received the following business day.

If to CUSTOMER:

ProMetic Life Sciences Inc.

440 Armand-Frappier Blvd.

Suite 300

Laval, Quebec

H7V 4B4

Fax: (450) 781-4477

Attn.: President

WITH A COPY TO:

PROMETIC LIFE SCIENCES INC.

440, Boulevard Armand-Frappier,

Suite 300, Laval, Québec

H7V 4B4

Fax:  (450) 781-4477

Attention:  Legal Department

If to EMERGENT:

Emergent BioSolutions

400 Professional Drive

Suite 400

Gaithersburg, MD 20879

Attn: [***]

WITH A COPY TO:

Emergent  BioSolutions

155 Innovation Drive

Winnipeg, Manitoba,

Canada R3T 5Y3

Attn: Legal Affairs

13.12Compliance with All Laws.  In all activities undertaken pursuant to this Agreement, both EMERGENT and CUSTOMER covenant and agree that [***]comply with such Applicable Laws and Regulatory Standards, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.  For clarity [***]

13.13No Waivers; Severability.  No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing.  Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement.  It is the desire of the Parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal or unenforceable, the Parties shall negotiate in good faith for a substitute term or provision which carries out the original intent of the Parties.  If the Parties cannot reach agreement upon such a substitute term or provision within [***] original term or provision is held void, illegal or unenforceable, then the matter shall be settled by binding arbitration in accordance with Section 13.7.

13.14Entire Agreement; Amendment.   CUSTOMER and EMERGENT acknowledge that they have read this entire Agreement and that this Agreement, including the attached Exhibits, constitutes the entire understanding and contract between the Parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herein.  It is expressly understood and agreed that this Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the Parties hereto.

13.15Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party hereto, shall impair any such right, power or remedy to such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

13.16Force Majeure. (a) If EMERGENT fails to fulfill its obligations hereunder [***], in whole or in part, and  such failure is due to an act of God, or any other circumstance beyond its reasonable control, including but not limited to equipment failure, fire, flood, civil commotion, riot, war (declared and undeclared), revolution, action by government (including but not limited to delays in obtaining governmental approvals or embargoes), supplier delays, and breakdown or general unavailability of materials (including Plasma) or transportation facilities, then said failure  shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable Emergent to resume performance under this Agreement, subject to CUSTOMER’s right to terminate this Agreement under subsection (e) below.

(b) If CUSTOMER fails to fulfill its obligations hereunder [***], in whole or in part, and such failure is due to an act of God, or any other circumstance beyond its reasonable control, including but not limited to equipment failure, fire, flood, civil commotion, riot, war (declared and undeclared), revolution, action by government (including but not limited to delays in obtaining governmental approvals or embargoes), supplier delays, an event of force majeure suffered by its [***]suppliers or general unavailability of materials [***], or transportation facilities, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable CUSTOMER to resume performance under this Agreement, subject to CUSTOMER’s right to terminate under subsection (e) below. [***]

(c) The non-performing Party shall use all commercially reasonable efforts to resume performance of its obligations under this Agreement and shall notify the other Party in writing as soon as practicable, of its detailed remedial plan and timelines to resume the performance under this Agreement.

(d)  If (i) EMERGENT fails to perform any of its obligations under this Agreement by reason of force majeure as defined in subsection (a) above, (ii) such non-performance is not the result of or caused by a failure of the CUSTOMER to perform it obligations under subsection (b) above, and (iii) such non-performance continues for a period of [***]of the event of force majeure, CUSTOMER may[***], terminate this Agreement by providing [***]prior written notice to that effect to EMERGENT.

(e) If (i) CUSTOMER fails to perform any of its obligations under this Agreement by reason of force majeure as defined in subsection (b) above and (ii) such non-performance continues for a period of [***]and such non-performance prevented EMERGENT from performing [***], CUSTOMER may, [***], terminate this Agreement by providing [***]

(f)  In the event of a termination under subsection (d) or (e) above, both Parties’ respective rights and obligations under this Agreement shall terminate, except for any amounts previously due and owing by one Party to the other as of the effective date of termination and except as otherwise expressly provided to the contrary in Section 13.17 of this Agreement.

13.17Survival.  All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the execution and/or termination hereof, or are prospective in nature, shall survive such execution and/or termination, as the case may be, including without limitation Section 2.4 (Import and Export), Section 4.9 (Removal of Customer Dedicated Equipment), Section 5.2 (General Labeling), Section 7.2 (Risk of Loss and Title), Section 7.4 (Damaged or Defective Product), ARTICLE VIII (Representations and Warranties), ARTICLE IX (Indemnities/Limitation on Liability), ARTICLE X (Confidentiality and Intellectual Property), Section 11.3, Section 11.4 (Obligations and Duties Upon Termination), ARTICLE XII (Insurance), and ARTICLE XIII (Miscellaneous).

13.18No Third Party Beneficiaries.  Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

13.19Headings; Exhibits.  Section headings are for convenient reference and not a part of this Agreement.  All Exhibits are incorporated herein by this reference.

13.20Counterparts.  This Agreement may be executed in counterparts and by facsimile or electronic mail, whereby each counterpart shall be deemed an original and all of which when taken together shall be deemed but one instrument.

13.21Currency.  Unless otherwise indicated, all monetary amounts are expressed in this Agreement in the lawful currency of [***]

13.22Singular Terms.  Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa.

IN WITNESS WHEREOF, this Agreement shall take effect as of the date first written above when it has been executed below by the duly authorized representatives of the Parties.

CANGENE CORPORATION

doing business as Emergent BioSolutions

By:  /s/Barry Labinger

Title:  President

Date:  May 15, 2015

PROMETIC LIFE SCIENCES INC.

By:  /s/ Pierre Laurin

Title:  President and CEO

Date:  May 15, 2015

LIST OF EXHIBITS:

Exhibit A.[***]Exhibit B.Plasma Specifications

Exhibit C.Products

Exhibit D.Quality Agreement

Exhibit E:Customer Dedicated Equipment

Exhibit F:[***]Exhibit G: [***]

Exhibit H:[***]

Exhibit I:[***]

Exhibit W[***]Exhibit X Form of Statement of Work

Exhibit YForm of Statement of Schedule

EXHIBIT A

[***]
[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

EXHIBIT B

Plasma Specifications

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
•[***]	[***]
•[***]	[***]
[***]	[***]
[***]	[***]
[***]	o[***]
[***]	o[***]
[***]	•[***]

EXHIBIT C

Products

[***]

1.            [***]2.            [***]

3.            [***]

4.            [***]

5.            [***]

6.            [***]7.            [***]8.            [***]

9.            [***]

10.            [***]

11.            [***]

12.            [***]

13.            [***]

14.            [***]

15.            [***]

16.            [***]

17.            [***]

18.            [***]

19.          [***]

EXHIBIT D

Quality Agreement

[***]

EXHIBIT E

Customer Dedicated Equipment

[***]

EXHIBIT F

[***]

[***]

EXHIBIT G

[***]

[***][***]

EXHIBIT H

[***]

1.	[***]
2.	[***]
3.	[***]
4.	[***]
5.	[***]
6.	[***]
7.	[***]
8.	[***]
9.	[***]
10.	[***]

EXHIBIT I

[***]

1.	[***]
2.	[***]
3.	[***]
4.	[***]
5.	[***]
6.	[***]
7.	[***]
8.	[***]
9.	[***]

EXHIBIT W

[***]

[***]

[***][***][***][***][***][***][***][***][***][***][***]

[***]

EXHIBIT X

Form of Statement of Work

[***]

[***]1. [***]

A. [***]

B. [***]

2. [***]

3. [***]

➢	[***]
➢	[***]
➢	[***]
➢	[***]

4. [***]

5. [***]

➢	[***]
1.	[***]
1.	[***]
2.	[***]
3.	A[***]

➢	[***]

6. [***]

7. [***]

➢	[***]
➢

➢	[***]
➢	[***]

8. [***][***]

[***][***]

[***]

[***]

[***]  [***]

[***][***]

[***]

[***]

IN WITNESS WHEREOF, Emergent and Prometic have executed this Statement of Work to be effective as of the Effective Date.

Cangene Corporation

d/b/a Emergent BioSolutions

By:  (form only—do not sign)_____________

Name: _______________________________

Title:   _______________________________

Date: ________________________________

ProMetic Life Sciences, Inc. By: (form only—do not sign)_____________ Name: _______________________________ Title: _______________________________ Date: ________________________________

EXHIBIT Y

Form of Statement of Schedule

[***]

[***]

1. [***]

[***]

2. [***]:

➢	[***]

3. [***]

4. [***][***][***]

[***][***]

[***][***]

[***]  [***]

[***][***][***]

IN WITNESS WHEREOF, Emergent and Prometic have executed this Statement of Schedule to be effective as of the Effective Date.

Cangene Corporation

d/b/a Emergent BioSolutions

By:  (form only—do not sign)_____________

Name: _______________________________

Title:   _______________________________

Date: ________________________________

ProMetic Life Sciences, Inc. By: (form only—do not sign)_____________ Name: _______________________________ Title: _______________________________ Date: ________________________________